Exhibit 99.1

NEWS RELEASE
101 East Park Blvd, Suite 1300 Plano, TX 75074 (972) 234-6400

Contact

Julia Kramer

jkramer@intrusion.com

P: 972-301-3635

NTRUSION Inc. Announces Former CFO Michael L. Paxton Resigns from the Board

Plano, Texas – Dec. 24, 2020 – INTRUSION Inc. (NASDAQ: INTZ), a leading provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection services, announces that Michael L. Paxton is stepping down from the Company’s board of directors effective December 31, 2020.

“We are grateful for Mr. Paxton’s long history serving INTRUSION and its board, and we thank him for all he has done to build the company to where it is today,” said Jack B. Blount, President and CEO of INTRUSION.

Mr. Paxton has been a member of the board of directors since 2019 and only recently retired as the Company’s chief financial officer after serving in that role for the past eighteen years.

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About INTRUSION Inc.

INTRUSION, Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection solutions. INTRUSION’s family of solutions includes Shield™, a combination of plug-n-play hardware, software, global data, and real-time Artificial Intelligence (AI) services that provide organizations with the most robust cybersecurity defense possible, TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. INTRUSION’s solutions help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward- looking statements involve a number of risks and uncertainties. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”